SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
October 21, 2004
(Date of earliest event reported)

Torch Energy Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-1247	74-6411424
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)

302/636-6016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

     Effective October 21, 2004, Torch Energy Royalty Trust (“Trust”) engaged UHY Mann Frankfort Stein & Lipp CPAs, LLP (“UHY MFSL”) as its principal independent registered public accountants for the fiscal year ending December 31, 2004. The Trust does not have a Board of Directors, Audit Committee or similar committee thereof. During the two most recent fiscal years ended December 31, 2003 and during the subsequent interim period through the date of this report, the Trust has not consulted with UHY MFSL regarding the application of accounting principles or the type of audit opinion that UHY MFSL might render on the Trust’s financial statements.

     UHY MFSL replaces Ernst & Young LLP (“Ernst & Young”), which resigned as the Trust’s independent public accountants. Ernst & Young’s resignation was reported in the Trust’s Current Report on Form 8-K, filed August 10, 2004. There were no disagreements with Ernst & Young on any matter of accounting principles or practices. The Trust has authorized and requested that Ernst & Young respond fully to the inquiries of UHY MFSL.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

99.1 Press release dated October 26, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST

By: Wilmington Trust Company, not in its
individual capacity but solely as Trustee for the Trust

Date: October 26, 2004	By:	/s/ Bruce L. Bisson

Bruce L. Bisson Vice President

(The Trust has no employees, directors or executive officers.)

Index to Exhibits

Exhibits
99.1	Press release dated October 26, 2004.